Exhibit 99.1

LSB Industries, Inc. Reports Results for the Three and Six Months Ended June 30, 2005

          OKLAHOMA CITY, Aug. 5 /PRNewswire-FirstCall/ -- LSB Industries, Inc. (Amex: LXU), reported net income of $2.1 million for the three months ended June 30, 2005.

          Results for three months
          Net sales for the three months ended June 30, 2005 and 2004 were $109.5 million and $104.1 million, respectively, an increase of $5.4 million.

          Operating income for the three months ended June 30, 2005, was $3.8 million compared to $2.4 million for the same period last year.

          For the three months ended June 30, 2005, the Company reported net income of $2.1 million.  After deducting $.6 million for preferred stock dividend requirements, which were not paid, net income applicable to common stock was $1.5 million, or $.10 per share fully diluted for the three months ended June 30, 2005.

          For the three months ended June 30, 2004, net income was $1.7 million. After deducting preferred stock dividend requirements which were not paid, net income applicable to common stock was $1.2 million, or $.08 per share fully diluted.

          Results for six months
          Net sales for the six months ended June 30, 2005, and 2004 were $196.2 million and $188.0 million respectively, an increase of $8.2 million.

          Operating income for the six months ended June 30, 2005, was $6.1 million compared to $2.4 million for the same period last year.

          For the six months ended June 30, 2005, the Company reported net income of $3.5 million. After deducting $1.1 million for dividend requirements on outstanding preferred stocks which were not paid, net income applicable to common stock for 2005 was $2.4 million, or $.16 per share fully diluted, compared to net income applicable to common stock for the same period last year of $.5 million, or $.03 per share fully diluted.

          In commenting on the second quarter results, Barry Golsen, President, stated that although results for the three months ended June 2005 were improved over 2004 in both our Climate Control and Chemical Businesses, we did not achieve our potential in Chemical.  Extensive damage to one of our nitric acid plants, which occurred in October 2004, resulted in product shortages in the first half of 2005.  The plant did not return to production until June 2005.

          The Climate Control Business experienced substantial raw material cost increases in the latter half of 2004.  Price increases were implemented to recover a substantial amount of the cost increase.  As a result, the margins reflected improvement in the second quarter.

          Conference Call
          LSB Management will conduct a conference call to discuss the second quarter results on August 23, 2005, beginning at 10:30 central time. A live web cast of the conference call will be available from LSB’s website http://www.lsb-okc.com and will be archived for playback for three months.

          The Company is a manufacturing, marketing, and engineering company with activities on a world wide basis.  The Company’s principal business activities consist of the manufacture and sale of commercial and residential climate control products, the manufacture and sale of chemical products for the mining, agricultural and industrial markets, the provision of specialized engineering services, and other activities. The Company’s common stock is listed on the AMEX under the symbol LXU and the Series 2 preferred stock is listed for trading on the Over the Counter Bulletin Board under the symbol LSBPD.

LSB Industries, Inc.
Financial Highlights
Six Months and Three Months Ended June 30, 2005 and 2004
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,

	2005	2004	2005	2004

Net sales	$196,189	$187,906	$109,508	$104,114
Cost of sales	163,920	159,814	91,788	87,301

Gross profit	32,269	28,092	17,720	16,813
Selling, general and administrative expenses	26,153	25,702	13,887	14,396

Operating income	6,116	2,390	3,833	2,417
Other income (expense):
Other income	3,441	3,098	1,335	1,002
Interest expense	(5,828)	(3,029)	(3,091)	(1,597)
Other expense	(238)	(311)	—	(96)

Income before provision for income taxes and cumulative effect of accounting change	3,491	2,148	2,077	1,726
Provision for income taxes	—	4	—	—

Income before cumulative effect of accounting change	3,491	2,144	2,077	1,726
Cumulative effect of accounting change	—	(536)	—	—

Net income	$3,491	$1,608	$2,077	$1,726

Net income applicable to common stock	$2,374	$474	$1,522	$1,159

Income per common share:
Basic:
Income before cumulative effect of accounting change	$.18	$.08	$.11	$.09
Cumulative effect of accounting change	—	(.04)	—	—

Net income	$.18	$.04	$.11	$.09

Diluted:
Income before cumulative effect of accounting change	$.16	$.06	$.10	$.08
Cumulative effect of accounting change	—	(.03)	—	—

Net income	$.16	$.03	$.10	$.08

(See accompanying notes)

LSB Industries, Inc.
Notes to Unaudited Financial Highlights
Six Months and Three Months Ended June 30, 2005 and 2004
(unaudited)

Note 1:	Certain reclassifications have been made to the Financial Highlights for 2004 to conform to the Financial Highlights presentation for 2005.

Note 2:

Results of operations for the six months and three months ended June 30, 2005 were adversely affected as a result of a mechanical failure of one of four nitric acid plants at the El Dorado, Arkansas, plant.  The failure, which resulted in major damage to a gas expander, caused the plant that normally produces 10,000 tons per month of nitric acid to go down on October 7, 2004. The plant returned to normal production during June 2005.

Note 3:	During the first quarter of 2004, we recognized a gain of $1.8 million (which is classified as other income in the accompanying Financial Highlights) from the sale of certain assets purchased in 2003.

Included in other income for the first six months of 2005 is $1.1 million in insurance proceeds upon the death of one of the Company’s executives from certain key man life insurance policies in excess of the present value of the Company’s obligations for benefits.

Note 4:

Effective March 31, 2004, we were required under FASB Interpretation No. 46 “Consolidation of Variable Interest Entities”, to consolidate the assets, liabilities and results of operations of the parent company of a French manufacturer of HVAC equipment in our consolidated financial statements from March 31, 2004 forward.  As a result, in 2004:

* we recorded a cumulative effect of accounting change of $.5 million and,

*

we included in our operating results for the six months and three months ended June 30, 2004, net sales of $3.8 million and an operating loss of $.6 million of the parent company of the French manufacturer.

In the third quarter of 2004, based on our assessment of the parent company and the French manufacturer’s actual and projected liquidity and results of operations, we concluded that notes receivable from the parent were not recoverable and, as a result, effective July 1, 2004, we forgave the balance owed pursuant to the notes receivable in exchange for, among other things, an extension of the expiration date of a subsidiary’s option to acquire the stock of the parent company of the French manufacturer.  As a result of the cancellation, we no longer bear the majority of the risk of loss of this entity and are no longer required to consolidate this entity.

Note 5:

Net income applicable to common stock is computed by adjusting net income by the amount of preferred stock dividends.  Basic net income per common share is based upon net income applicable to common stock and the weighted average number of common shares outstanding during each period.  All potential dilutive securities are antidilutive for all periods presented.

Note 6:	Information about the Company’s operations in different industry segments for the six months and three months ended June 30, 2005 and 2004, is detailed on the following page.

LSB INDUSTRIES, INC.
Notes to Unaudited Financial Highlights
Six Months and Three Months Ended June 30, 2005 and 2004
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,

	2005	2004	2005	2004

	(In thousands)
Net sales:
Climate Control	$75,495	$69,982	$39,991	$38,433
Chemical	117,524	115,099	67,589	63,853
Other	3,170	2,825	1,928	1,828

	$196,189	$187,906	$109,508	$104,114

Gross profit:
Climate Control	$21,986	$22,217	$11,978	$11,835
Chemical	9,215	5,075	5,104	4,507
Other	1,068	800	638	471

	$32,269	$28,092	$17,720	$16,813

Operating profit:
Climate Control	$6,305	$7,035	$3,726	$3,337
Chemical	4,712	2,239	2,894	2,230
	11,017	9,274	6,620	5,567
General corporate expenses and other business operations, net	(1,623)	(4,097)	(1,452)	(2,244)
Interest expense	(5,828)	(3,029)	(3,091)	(1,597)
Provision for impairment on long-lived assets	(75)	—	—	—

Income before provision for income taxes and cumulative effect of accounting change	$3,491	$2,148	$2,077	$1,726

CONTACT:  Tony M. Shelby, Chief Financial Officer of LSB Industries,
Inc., +1-405-235-4546; or Leslie A. Schupak, ext. 205, or Joe Mansi, ext. 207, both of KCSA, +1-212-682-6300, for LSB Industries, Inc./
Web site:  http://www.lsb-okc.com /